UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NORTHERN CALIFORNIA BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHERN CALIFORNIA BANCORP, INC.

601 MUNRAS AVE, MONTEREY, CALIFORNIA 93940

(831) 649-4600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2005

5:00 P.M.

NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Northern California Bancorp, Inc. (the “Company”) and the call of its Board of Directors, the 2005 Annual Meeting of Shareholders (the “Meeting”) of Northern California Bancorp, Inc. will be held at the Company’s office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 19, 2005 at 5:00 p.m., for the purpose of considering and voting upon the following matters:

1.               Election of Directors.  Electing the following five nominees to serve as directors of the Company until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Charles T. Chrietzberg, Jr.                   Carla S. Hudson

Sandra G. Chrietzberg                          John M. Lotz

Peter J. Coniglio

2.               Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Shareholders of record at the close of business on April 19, 2005 are entitled to notice of, and the right to vote at, the Meeting.

YOU ARE REQUESTED TO DATE, EXECUTE AND RETURN THE ENCLOSED PROXY WITHOUT DELAY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, EITHER BY ATTENDING THE MEETING AND ELECTING TO VOTE IN PERSON, OR BY FILING WITH THE SECRETARY OF THE COMPANY PRIOR TO THE MEETING, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE MAY ARRANGE FOR ADEQUATE ACCOMMODATIONS.

Dated: April 25, 2005

Monterey, California

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Dorina A. Chan
Dorina A. Chan Secretary

ANNUAL REPORT ON FORM 10-KSB

THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB IS ENCLOSED HEREWITH.  ADDITIONAL COPIES OF SUCH REPORT ARE AVAILABLE UPON REQUEST TO MS. DORINA A. CHAN, SECRETARY, NORTHERN CALIFORNIA BANCORP, INC., 601 MUNRAS AVENUE, MONTEREY, CALIFORNIA 93940, TELEPHONE (831) 649-4600.

2

NORTHERN CALIFORNIA BANCORP, INC

601 Munras Avenue

Monterey, California 93940

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2005

5:00 P.M.

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the 2005 Annual Meeting of Shareholders (the “Meeting”) of Northern California Bancorp, Inc. (the “Company”) to be held at the Company’s office located at 601 Munras Avenue, Monterey, California, 93940 on Thursday, May 19, 2005 at 5:00 p.m., and at any and all adjournments thereof.  Management anticipates that this Proxy Statement and the accompanying proxy (the “Proxy”) will be mailed to shareholders on or about April 25, 2005.

                The Matters to be considered and voted upon at the Meeting will be:

1.               Election of Directors.  Electing the following five nominees to serve as directors of the Company until the 2006 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Charles T. Chrietzberg, Jr.                   Carla S. Hudson

Sandra G. Chrietzberg                          John M. Lotz

Peter J. Coniglio

2.               Other Business.  Transacting such other business as may properly be brought before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

A form of Proxy for voting your shares at the Meeting is enclosed.  Any shareholder who executes and delivers a Proxy has the right to revoke it at any time before it is voted by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date.  In addition, the Proxy will be revoked if the person executing the Proxy is present at the Meeting and advises the Chairman of the Meeting of his or her election to vote in person.  Subject to such revocation, shares represented by a properly executed Proxy received prior to the Meeting will be voted in accordance with the shareholder’s specifications, as noted on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ON THE PROXY.  IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

Persons Making the Solicitation

The Company’s Board of Directors is soliciting the enclosed Proxy.  The principal solicitation of Proxies is being made by mail, although additional solicitations may be made by telephone or personal visits by directors, officers and employees of the Company and the Company’s wholly-owned subsidiary, Monterey County Bank (the “Bank”), without receiving any special compensation therefore.  Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities.  In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

Outstanding Shares and Record Date

Shareholders of record as of the close of business on April 19, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  As of the Record Date, the Company had 1,608,019 shares of common stock, no par value (the “Common Stock”), issued and outstanding.

Voting Rights

Each shareholder of record of Common Stock is entitled to one vote, in person or by proxy, for each share held on all matters to come before the Meeting, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively.  If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes.  Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the Record Date, multiplied by the number of directors to be elected.  This total number of votes may be cast for one nominee or they may be distributed on the same principle among as many nominees as the shareholder sees fit.  If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company’s Board of Directors.

                A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum.  Nominees for election to the Board receiving the most votes up to the number of directors to be elected, will be elected to the Board of Directors.  Abstentions and broker non-votes do not have the effect of votes in opposition to a director.  Abstentions are, however, counted towards a quorum.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Except as set forth below, Management of the Company does not know of any person who owns beneficially or of record more than 5% of the Company’s outstanding Common Stock.  The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock by the over 5% shareholder, by the Company’s directors, and by all directors and executive officers(1) as a group.  All of the persons are directors of the Company except for the David S. Lewis Trust, 30500 Aurora del Mar, Carmel, California 93923.  Management is not aware of any changes in control of the Company which has occurred since January 1, 2004, or of any arrangement which may, at a subsequent date, result in a change in control of the Company, except as disclosed in Footnote 2 of the table below.

Attention should be given to the footnote references set forth in the column entitled “Amount and Nature of Beneficial Ownership.”  In addition, shares of Common Stock issuable pursuant to options which may be exercised within 60 days of the Record Date are deemed to be issued and outstanding (“vested”) for the purpose of calculating the percentage ownership for such individuals, but not the percentage ownership of any other individuals.  Unless otherwise stated, voting and investment powers are shared with the spouse of the respective shareholder under California community property laws.

Name and Title (Other Than Director)	Amount and Nature of Beneficial Ownership		Percent of Class Beneficially Owned
Charles T. Chrietzberg, Jr. Chairman of the Board, Chief Executive Officer and President	768,874	(2)(3)(4)	45.33%

Sandra G. Chrietzberg	768,874	(3)(4)	45.33%

Peter J. Coniglio	80,355	(5)(6)	4.92%

Carla S. Hudson	39,898	(7)	2.45%

John M. Lotz	10,500	(8)	0.65%

All Directors and Executive Officers as a Group (7 in number)	1,046,168	(9)	57.04%

David S. Lewis Trust Principal Shareholder	153,863	(5)	9.57%

(Footnotes on next page)

(1)                      As used throughout this Proxy Statement, the term “executive officer” means the Chairman of the Board, Chief Executive Officer and President, the Executive Vice President and Chief Lending Officer, and the Executive Vice President, Chief Financial Officer and Chief Operating Officer.  The Company’s Secretary is not considered an executive officer.

(2)                      Includes 88,000 shares subject to Mr. Chrietzberg’s vested employee stock options.  316,000 shares of the Common Stock owned by Mr. Chrietzberg are pledged to secure a loan from an unaffiliated bank.  Should Mr. Chrietzberg default under such credit, the shares could be acquired by the lender, or sold pursuant to applicable terms of the Uniform Commercial Code, in a transaction that could result in a change of control of the Company.  Such transaction may require approval under applicable provisions of Federal and California change in bank control laws.

(3)                    Includes an aggregate of 18,414 shares held beneficially by Mr. Chrietzberg and Mrs. Chrietzberg in Individual Retirement Accounts, where voting power is also shared with the custodian of the account. Mr. and Mrs. Chrietzberg’s business address is 601 Munras Avenue, Monterey, California 93940.

(4)                      Includes shares of spouse pursuant to California’s community property laws.  These shares are included in determining the beneficial ownership of each of these individuals but only once for the category “All Directors and Executive Officers as a Group.”

(5)                      Shares are held with sole voting power.

(6)                      Includes 25,241 shares subject to Mr. Coniglio’s vested stock options.  Of the remaining shares, 20,131 are held by Mr. Coniglio, 26,530 are held in a family trust controlled by Mr. Coniglio, as to which he has sole voting and investment power, and 8,453 shares are held by Hudson, Martin, Ferrante & Street, a partnership of which Mr. Coniglio is the managing partner, with voting and investment power.

(7)                      Includes 21,214 shares subject to Ms. Hudson’s vested stock options.  The remaining shares are held jointly with family members, except for 1,610 shares held in a corporate pension plan, as to which Ms. Hudson has voting and investment power.

(8)             Represents 10,500 shares subject to Mr. Lotz’s vested stock options.

(9)                      Includes 146,541 shares held by executive officers who are not also directors, 81,000 shares of which are subject to vested stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

The Articles of Incorporation and Bylaws of the Company provide that the number of directors of the Company may be not less than five nor more than nine, with the exact number to be fixed from time to time by a resolution duly adopted by the Board of Directors or the Company’s shareholders.  The number of directors is presently fixed at five.

The persons named below, all of whom are currently members of the Board of Directors, have been nominated for election as directors to serve until the 2006 Annual Meeting and until their successors are duly elected and have qualified.  Votes will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting.  If any nominee should become unable or unwilling to serve as a director, the Proxies will be voted for such substitute nominee as shall be designated by the Board of Directors.  The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company, acting within their capacities as such.  Except for Directors Charles T. Chrietzberg, Jr. and Sandra G. Chrietzberg, who are married, there are no family relationships between the directors and executive officers of the Company.  Each of the directors serves in similar capacities on the Board of Directors of the Bank.  None of the directors or executive officers of the Company serve as directors of any other company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any investment company registered under the Investment Company Act of 1940, as amended.

Nominees

The following table provides information as of the Record Date with respect to each person nominated to be elected to the Board of Directors of the Company.  The column entitled “Year First Appointed or Elected Director” refers to the year the Director was first appointed or elected as a director of the Company or its predecessor, the Bank.  Reference is made to the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information pertaining to beneficial stock ownership of the nominees.

Name of Director	Age	Business Experience During the Past 5 Years	Year First Appointed or Elected Director
Charles T. Chrietzberg, Jr.	63	Chairman, Chief Executive Officer and President, Northern California Bancorp, Inc.	1985

Sandra G. Chrietzberg	61	Investor; formerly President and CEO, Queen of Chardonnay, Inc., d/b/a La Reina Winery (1984-1993)	1988

Peter J. Coniglio	75	Attorney; Partner, Hudson, Martin, Ferrante & Street, Monterey, California	1976

Carla S. Hudson, CPA	51	Certified Public Accountant; Partner, Huey & Hudson CPAs, Monterey, California	1994

John M. Lotz	63	Chairman, Chief Executive Officer and President, The Monterey Bay Aviation Institute, Inc., d/b/a DelMonte Aviation; President and Chief Executive Officer, Couroc of Monterey (1996-2001)	1992

Executive Officers

The following table sets forth the name and certain information as of the Record Date concerning the other executive officers of the Company.  Mr. Chrietzberg, who is also a director, is included in the table above:

Name and Title	Age	Business Experience During the Past 5 Years	Year First Appointed to Office
Timothy M. Leveque, Executive Vice President and Chief Lending Officer	61	Executive Vice President and Chief Lending Officer of Monterey County Bank since 11/03, Senior Executive Vice President and Chief Lending Officer, Pacific Coast Bankers’ Bank 1997-2003	2003
Bruce N. Warner, Executive Vice President, Chief Financial Officer and Chief Operating Officer	57	Executive Vice President, Chief Financial Officer and Chief Operating Officer, Northern California Bancorp, Inc.	1993

Board of Directors and Committees; Director Attendance

During 2004, the Board of Directors of the Company held 12 regularly scheduled meetings and 1 special meeting.  Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of committees of the Board of Directors on which the director served.

In addition to meeting as a group, certain members of the Board of Directors also devote their time and talents to certain various standing committees.  The Company did not maintain separate loan or nominating committees in 2004.  In 2004, the Company maintained the following committees:

The Audit Committee reviews and conducts (through outside consultants) an independent audit of policies and procedures of the Company, and is responsible for interfacing with the Company’s independent auditors.  The Audit Committee, consisting of directors Coniglio, Hudson and Lotz, met 6 times in 2004.

The Board has determined that each of the current members of the Audit Committee is “independent,” as that term is defined in the listing standards of Exchange Act Rule 10A-3.  The Board has not determined that any member of the Company’s Audit Committee is a “financial expert” within the meaning of the rules and regulations of the SEC; however Management feels one member of the Audit Committee qualifies as a “financial expert” and will seek the Board’s determination on this matter.

                The Compensation Committee reviews and approves compensation for officers of the Company and the Bank and administers the Company’s stock option plan.  The Compensation Committee, consisting of directors Coniglio, Hudson and Lotz, met 1 time in 2004.

Selection and Evaluation of Director Candidates

     Management Nominees

The Company’s Board of Directors does not have a standing nominating committee. The full Board assumes the responsibility for identifying candidates for membership on the Board and makes determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Board considers: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; (c) availability and willingness to devote time to fully participate in the work of the Board and its committees; and (d) commitment to the Company as evidenced by personal investment.

In considering a candidate, due diligence has included a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

There has been no change in the composition of the Company’s Board since the formation of the Company in August 1995.  At the Bank level, all of the current directors of the Bank have served as directors as indicated in the nominees section above.

Shareholder Nominees

The Company’s Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Dorina A. Chan
Corporate Secretary
Northern California Bancorp, Inc.
601 Munras Avenue
Monterey, California 93940

Board Independence

                The Company’s Board of Directors has determined that a majority of the directors on the Board are “independent,” as that term is defined in Nasdaq’s listing standards.

Shareholder Communications With the Board

                Shareholders wishing to communicate with the Board of Directors as a whole, or with an individual director, may do so by mail, phone or personally.  Any communications directed to the Chairman of the Board, Mr. Charles T. Chrietzberg, Jr., will be forwarded to the individual director or the entire Board, as appropriate.

                It is the policy of the Board to encourage directors to attend each Annual Meeting.  Such attendance allows for direct interaction with shareholders.  All of the Company’s directors attended the Company’s 2004 Annual Meeting.

                THE BOARD OF DIRECTORS INTENDS TO VOTE ALL PROXIES HELD BY IT IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES.  YOU ARE URGED TO VOTE “AUTHORITY GIVEN” FOR THE PROPOSAL TO ELECT THE FIVE NOMINEES SET FORTH HEREIN TO SERVE UNTIL THE 2006 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND HAVE QUALIFIED.

COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

The following information sets forth the compensation for services in all capacities to the Company and the Bank for the executive officers and key employees whose salaries and bonuses exceeded $100,000 during 2004 for the periods indicated.  All compensation was paid by the Bank.

There were no restricted stock awards, awards of stock appreciation rights or long-term incentive plan payments during any of the periods presented.

	Annual Compensation					Long-Term Compensation Awards
Name & Principal Position	Salary		Bonus	Other Annual Compensation		Securities Underlying Options/SARs	All Other Compensation
Charles T. Chrietzberg, Jr.	2004	$180,437	$221,700	$2,199	(1)	25,000	$76,806	(2)
Chairman, President and	2003	$184,069	$221,000	$2,557	(1)	30,000	$26,298	(2)
Chief Executive Officer	2002	$190,914	$161,000	$3,274	(1)	30,000	$572	(2)

Timothy M. Leveque	2004	$137,356	$60,150	$12,000	(3)	60,000	None
Executive Vice President,	2003	$16,925	—	$750	(3)	None	None
Chief Lending Officer

Bruce N. Warner	2004	$137,024	$51,100	None		25,000	None
Executive Vice President,	2003	$104,899	$45,601	None		5,000	None
Chief Financial Officer	2002	$99,379	$26,605	None		10,000	None
Chief Operating Officer

Andre G. Herrera	2004	$105,092	$15,258	None		2,200	None
Vice President,	2003	$103,975	$13,743	None		2,500	None
Chief Information Officer	2002	$99,405	$18,459	None		2,500	None

(1)                                  Represents value of a Bank furnished automobile.

(2)                                  Represents the expense accrued net of earnings on insurance premium investment in the Company’s salary continuation plan as more fully described in the caption entitled “Salary Continuation Agreement” of this Section.

(3)                                  Mr. Leveque joined the Bank in November 2003. Other annual compensation for 2004 includes an automobile allowance of $6,000, $500 per month, and a temporary housing expense allowance of $6,000, $2,000 per month for three months.  Other annual compensation for 2003 is prorated automobile allowance, $500 per month.

                The Bank also furnishes standard and customary life and health insurance benefits.  The value of these benefits was less than the lesser of $50,000 or ten percent of the cash compensation shown above for the respective persons and is not included in the table above.

1998 Stock Option Plan

                The Company’s 1998 Stock Option Plan, as amended (the “1998 Plan”), provides for the grant of options for the issuance of up to 654,749 shares of the Company’s Common Stock.  As of the Record Date, options covering 644,894 shares have been granted and options covering 309,855 shares have been exercised/repurchased, leaving options for 9,855 shares available for future grant.

                The following table sets forth certain information concerning the grant of stock options under the 1998 Plan to the named executive officer during the year ended December 31, 2004.

Option/SAR Grants in Last fiscal Year

Name	Number of Securities Underlying Options/Sars granted (#)	Percent of total options/ SARs granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date
Charles T. Chrietzberg, Jr.	25,000	19.08%	4.40	2/02/09
Timothy M. Leveque	60,000	45.80%	4.00	2/02/09
Bruce N. Warner	25,000	19.08%	4.00	2/02/09

The following table sets forth certain information regarding stock options exercised during 2004 and outstanding at December 31, 2004 for Messrs. Chrietzberg, Leveque and Warner:

Name	Number of Shares Acquired Upon Exercise	Value Received ($)	Number of Unexercised Options at December 31, 2004		Value of Unexercised In the Money Options at December 31, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles T. Chrietzberg, Jr.	13,310	$6,921	88,000	None	None	None
Timothy M. Leveque	None	None	20,000	40,000	None	None
Bruce N. Warner	9,317	$6,988	41,000	None	$3,000	None

(1)                The value of unexercised options was calculated based on a trade in the stock of the Company at $3.00 on August 31, 2004, the trade closest to the 2004 fiscal year end.  Trading in the stock of the Company is infrequent, and may not be an accurate indicator of the true value of shares of stock in the Company.

Employment Agreements

                The Board of Directors authorized the Bank to enter into a three year employment contract with Mr. Chrietzberg, effective January 1, 2005.  It provides for a base salary of $240,000 per year, a Bank furnished automobile or automobile allowance, and a bonus based on profits.  The bonus, not to exceed $250,000 annually, will equal $10,000 for each 0.1 percent that the Bank’s profits exceed 1.0 percent return on average assets plus $10,000 for each 1 percent that the Bank’s return on equity exceeds 10.0 percent.  Under the terms of the contract, if Mr. Chrietzberg is terminated other than for cause (as defined in the contract), he is entitled to severance compensation for his monthly salary plus a pro rated incentive bonus for the greater of 24 months or the remaining term of his contract (which ends in December, 2007); however, if the termination follows within twelve (12) months after a change in control transaction (as defined in the contract), he is entitled to such severance compensation for the greater of 24 months or the remainder of the term of the contract.  Mr. Chiretzberg’s contract expires on December 31, 2007.

Salary Continuation Agreement

                In December, 1993, the Board of Directors approved a Salary Continuation Agreement (the “SCA”) for the benefit of Mr. Chrietzberg that provided for payments of $75,000 per year for 15 years if he remains with the Bank until retirement, commencing at age 65.  The SCA also provided for lesser payments in the event of early retirement.  In August 1999, the Bank amended the SCA to provide for one-half of the original benefit amounts, and adopted a Surviving Income Agreement which will provide benefits, upon the death of Mr. Chrietzberg, to his beneficiary in a lump-sum payment equal to the present value of his retirement benefit.

                In August 2001, the Board of Directors amended the SCA and terminated the Surviving Income Agreements.  The SCA, as amended, provides for payments of $90,000 per year to Mr. Chrietzberg for life, commencing at age 65.  The Bank’s obligations under the Salary Continuation Agreement are not secured and there are no specific assets set aside by the Bank in connection with the establishment of the SCA.  In order to fund benefits payable by the Bank under the SCA, the Bank purchased single-premium life insurance policies, paying an aggregate of $1,814,521.

                The SCA, as amended, contains a split-dollar life insurance feature which provides death benefits to Mr. Chrietzberg’s beneficiary should Mr. Chrietzberg die before his 65th birthday.  Under the split-dollar arrangement, Mr. Crietzberg’s beneficiary shall be entitled to receive an amount equal to $2,940,000 or the net at risk insurance portion of the proceeds, whichever amount is less.  The net at risk insurance portion is the total proceeds of the life insurance policy, less the policy’s cash surrender value.  Should Mr. Chrietzberg die on or subsequent to his 65th birthday, his beneficiary shall be entitled to an amount equal to $1,000,000, plus the present value of the remaining retirement benefits under the SCA due to Mr. Chrietzberg or the net at risk insurance portion of the proceeds, whichever is less.  The Bank shall be entitled to the remainder of such proceeds of the life insurance policy.

                The accounting rules concerning deferred compensation plans, including any salary continuation plans, require that the Bank accrue sufficient expense so that the present value of the benefits to be paid to the covered executive at retirement is reflected as a liability on the Bank’s books at the time of retirement. The salary continuation expenses accrued in 2004 was $76,800.  Management believes this expense is partially offset by the higher earnings on the insurance premium investment, which are non-taxable, if certain conditions are met, than taxable investments made in the ordinary course of business.

Compensation of Directors

In 2004, each director received a standard fee of $500 per regular (not special) board meeting of the Bank attended and $150 for each committee meeting of the Bank attended.  The Chair of the Audit Committee received a fee of $300 for each committee meeting attended.  Directors are not compensated for attendance at Company meetings.

Additionally, each director received a $3,000 annual payment.

                In February 2004 Mr. Coniglio, Ms. Hudson and Mr. Lotz each received a stock option under the 1998 Plan for 2,500 shares of common stock.  The exercise price of these shares is $4.00 per share.  The option is for a term of ten years expiring February 2014.

Other Compensation Plans

In 1995, the Company established an Employee Stock Ownership Plan (the “ESOP”) to invest in the Company’s common stock for the benefit of eligible employees.  As of the Record Date, the Company has not made any contributions to the Trust established for the ESOP.

The Bank maintains a salary reduction plan established pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”).  Employees who have completed four months of service with the Bank are eligible to participate in the 401(k) Plan.  Participating employees may defer up to a maximum of $13,000, with the Bank making a matching contribution based upon a percentage of each employee’s deferral.  In 2004, the Bank matched 100% of each employee’s contribution up to a maximum of 6% of the employee’s compensation and amounted to $87,192.

Certain Transactions

During 2004 and as of the date of this Proxy Statement there are no existing or proposed, material transactions between the Company and any of its executive officers, directors, or beneficial owners of 5% or more of the Common Stock, or the immediate family or associates of any of the foregoing persons, except as indicated below.

Some of the directors and executive officers of the Company, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank’s business and the Bank expects to have such ordinary banking transactions with such persons in the future.  In the opinion of Management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits.

Audit Committee Report

The Audit Committee is composed of three outside directors who are independent as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.  The Audit Committee is responsible for the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards.  The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors their independence from Management and the Company.  The Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No.

61, Communications with Audit Committee.  Moreover, the Audit Committee considered whether the independent auditor’s provision of non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.  By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of information contained in the audited financial statements.

Respectfully Submitted

Northern California Bancorp, Inc. Audit Committee

Carla S. Hudson, Chair

Peter J. Coniglio

John M. Lotz

Audit Committee Charter

                The Board of Directors has approved an Audit Committee Charter, entitled “Audit Policy”. The Audit Policy was last adopted on March 17, 2005 and a copy is attached to this Proxy Statement as Exhibit “A”.

ACCOUNTANTS

The firm of Hutchinson & Bloodgood LLP (“H&B”) served as the Company’s and the Bank’s independent public accountants during 2004 and it is anticipated that H&B will be retained in the same capacity in 2005.  A representative of H&B is expected at the Meeting to answer appropriate questions from shareholders in attendance.

Audit Fees

Audit fees include fees for the annual audit of the Company’s consolidated financial statement, review of interim financial statements and issuance of consents. The aggregate audit fees billed to the Company by H&B for the years ended December 31, 2004 and 2003 totaled $58,000 and $55,800, respectively.

Tax Fees

The aggregate fees billed H&B for tax services for the fiscal years ended December 31, 2004 and 2003 totaled $3,100 and $2,100, respectively.

All Other Fees

                There were no other fees billed for the fiscal years ended December 31, 2004 or 2003, except as described above.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit services of Independent Auditor

                The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The fees paid in 2004 and 2003 were approved per the Audit Committee’s pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s executive officers, directors, and persons who own more than 10% of the Common Stock to file reports of stock ownership and changes in stock ownership with the Securities and Exchange Commission (the “SEC”).  The executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all reports they file pursuant to Exchange Act Section 16(a).

                Based solely upon a review of the relevant forms furnished to the Bank and the Company, except as disclosed below, the Company believes that all officers, directors and principal shareholders timely filed appropriate forms as required by Section 16(a) of the Exchange Act, and related regulations, during 2004.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 is included with this Proxy Statement and related materials.

PROPOSALS BY SHAREHOLDERS FOR 2006 ANNUAL MEETING

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, which is tentatively scheduled for May 18, 2006, must be received by the Company at its principal executive offices by December 21, 2005, for inclusion in the Proxy Statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act.  The SEC rules state that submission of a proposal which meet the applicable requirements does not guarantee its inclusion in the Proxy Statement or its presentation to shareholders a the next annual meeting.

Proxies solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which comes before the Annual Meeting with which the Company does not receive notice prior to March 12, 2006.

OTHER MATTERS

The SEC rules permit the Proxy solicited for this year’s Annual Meeting to confer discretionary authority to the persons designated in the Proxy to vote on any and all matters upon which the Company did not receive notice at least 45 days prior to the date on which the Company first mailed its Proxy Materials for the prior year’s Annual Meeting of Shareholders.  The Proxy Materials for the 2004 Annual Meeting of shareholders were mailed by the Company to the shareholders on April 29, 2004. Consequently, the persons designated in this Proxy shall have the discretionary authority to vote on any matter upon which the Company did not receive notice prior to March 16, 2005.

Management does not presently know of any matters to be presented at the Meeting other than those set forth above.  If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement or any relevant portions herein are incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless otherwise specifically provided for in this filing.

Northern California Bancorp, Inc.

/s/ Dorina A. Chan
Dorina A. Chan
Corporate Secretary

Dated: April 25, 2005

Monterey, California

Monterey County Bank

Audit Policy

Adopted: March 17, 2005

          Although Monterey County Bank does not have $500 million in assets and, therefore, is not subject to the auditing standards under the Federal Deposit Insurance Corporation Improvement Act, the Board of Directors has determined that certain of the measures required of larger institutions under that act are appropriate for the bank.

Audit Committee

The purpose of the Audit Committee is to provide assistance to the Board of Directors of the Company (both BHC and Bank) in fulfilling their responsibilities to the shareholders and potential shareholders in respect to:

•                  The integrity of the systems that produce financial information and the financial reporting process;

•                  The adequacy of the accounting, financial, operating, and administrative controls;

•                  The quality and objectivity of the internal audit and controls, external audits and loan review processes.

The Audit Committee shall have the following responsibilities:

•                  Review and reassess the adequacy of the Audit Committee Policy annually and submit it to the Board of Directors of the company for approval.

•                  Meet on a regular basis at least quarterly and call special meetings, as circumstances require.

•                  Review and discuss the annual audited financial statements with the external auditor prior to publishing the annual report and filing of all applicable reports, including major issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•                  Approve the selection and/or termination of all independent auditors utilized in the enterprise-wide audit program.  This includes the approval of all fees paid and the evaluation of their respective performances.

•                  Approve the scope, planning, timing and staffing of all external audit services including Bank Secrecy Act and loan reviews.

•                  Review all drafts and final reports submitted by external auditors or reviewers.  This may include participation or attendance in preliminary and final exit meetings with external auditors.

•                  Review management’s response to all external reviews and audits and employee systems to monitor appropriate follow-up to those items cited for exception or management attention.

•                  Review internally generated audit functions and reports such as the certification program, annual risk assessment and audit schedule.

•                  Review staff summaries of audit or regulatory reports applicable to third party entities involved providing services to the company.

•                  Review responses to examinations and inspection inquiries from any applicable regulatory authority.  This would include ensuring appropriate and timely managerial responsiveness as well as monitoring overall effectiveness of actions initiated.

•                  Communicate to Bank staff a procedure for handling discrepancies regarding accounting and audit matters.

•                  Review all reports of discrepancies regarding accounting and audit matters and the actions taken.

•                  Provide regular reports to the Boards of Directors of the Company on the activities of the Audit Committee and serve as the channel of communication between any external auditor or examiner and the Company.

Internal Audits

          The Board and the Audit Committee recognize the bank’s size does not warrant the employment of an Internal Auditor.  However, the Board and the Audit Committee feel that the bank should maintain an internal audit function which is appropriate to the bank’s size and structure.  The internal audit function shall be conducted in the following manner:

•                  Internal audits will be conducted in accordance with the audit schedule approved by the Audit Committee.

•                 Internal audits maybe outsourced or preformed by individuals who do not participate in the daily activities of the area being.

•                 The individual conducting the audit will maintain documentation to support the scope of the work performed and findings contained in the audit report.

•                 Prior to issuing an audit report the individual conducting the audit will meet with the Manager of the area audited to discuss the audit findings.  Based on these discussions agreed upon corrective action(s), if any, will be included in the final audit report.

•                 Final audit reports will be submitted directly to the Audit Committee with copies provided to the Manager of the area audited and Senior Management.

•                 The individual conducting the audit will be available for discussion of the audit report with the Audit Committee.

•                 The Manager of the area audited will submit to the Audit Committee a response to the audit report.

•                 A follow up review will be scheduled within six months to determine if corrective action(s) have been implemented and are being maintained.

Risk Management

The purpose of this organizational risk assessment is to identify the risks inherent in the Bank’s most significant functions and/or activities.  The Bank will utilize AuditOne LLC’s proprietary risk model to arrive at an objective, quantifiable risk rating for each significant area of bank activity. The risk attributes (referenced below) utilized by the risk model attempt to capture the major quantifiable aspects of risks and exposures to financial institutions operating in today’s banking environment.

Although this annual risk assessment helps determine the allocation and prioritization of internal audit resources, it cannot alone determine audit resources and frequency. Instead the risk assessment results should be used in conjunction with prior audit results and input from the Audit Committee, Regulators, Executive management and the Bank’s public accounting firm. The final determination of the allocation of internal audit resources resides with the Audit Committee. The Audit Committee will review and approve any internal audit plan prior to implementation.

General Components of the Risk Model

Risk Criteria - are the risk attributes organized within each different type of risk classification that is applicable. For instance the risk attribute “% of Corporate Assets” is a financial risk and is therefore listed in that risk classification.

Weight - the relative weight of that risk attribute in comparison to the other risk attributes on the model. The total number of weights should equal 100 (100% of quantifiable risk) and be allocated according to perceived risk among the risk classifications (i.e. 40% Financial Risk, 35% Operational Risk, etc.).

Risk Rating - the relative magnitude of the risk from 0 - 4. See below - Risk Model Grid.

Risk Model Grid - defines the relative magnitude of the risk from 0 - 4 (0 being the lowest risk and 4 being the highest).

Weighted Rating - the rating arrived at by multiplying the assigned risk rating and the weight.

Comments - an area to document auditor comments, observations or basis for risk.

Grand Total - is the sum of the weighted ratings. The higher rating, the higher the quantifiable risk to the bank.

Audit Frequency Table - a translation between the total risk score, the degree of risk and the suggested audit frequency.  The values are as follows:

Score	Degree of Risk	Audit Frequency
below 100	Minimal	Discretionary
101 - 200	Low	2 or 3 year cycle
201 - 250	Moderate	1 or 2 year cycle
251 - 300	High	1 year cycle
over 300	Priority	semi-annual cycle

Financial Risk

1.               Volume of Transaction Activity (Monthly) - this risk attribute assumes that a certain level of risk is inherent in the processing activity of any area/ function. The risk increases as the volume of activity increases due to heightened probability of an error or exception. There is also a supplemental risk that attention to detail and supervisory oversight may decline in environments with high transaction volumes. This attribute attempts to capture these risks.

2.              % of Corporate Assets/ Liabilities - determines the % of corporate assets that the department or function is responsible for controlling, processing or otherwise safeguarding. The assumption is that the overall risk to the financial institution increases as the department/ function assumes responsibility or a greater portion of the corporate total.

3.             % of Corporate Income/ Expenses - similar to the calculation above but using a % of corporate income/ expenses instead of assets/ liabilities. Again the assumption is that the overall risk to the financial institution increases as the department/ function assumes responsibility for a greater portion of the corporate total.

4.             Off Balance Sheet / Third Party relationships - attempts to translate potential risks from off balance sheet assets that are not readily apparent from a review of the financial statements of a financial institution into a tangible risk factor. Examples of off balance sheet exposure include derivatives in the investment portfolio, contingent liabilities in the Finance department and letters of credit in the loan areas. The second risk aspect is third party relationships.  Again these relationships may not be apparent from a cursory review of the area or through financial statements. These third party relationships may make the bank dependent on an outside source for performance of specific duties or functions. The risk is that the third party either performs poorly or terminates it’s activities without proper notification to the bank.

5.             Liquidity/ Negotiable Instruments - the liquidity component of the risk occurs when financial assets are not readily convertible to cash to meet funding needs, deposit run-off or other financial situations.  The less liquid the financial asset the higher the risk to the bank.  The negotiable instruments risk assumes that due to the higher negotiability of certain financial assets that the risk of loss increases and need for stronger physical controls is also heightened. Cash, Bearer bonds and Wire Transfer funds are examples of assets that have exhibit high negotiability and relative ease of conversion.

6.             Losses - Dept. as % of Corporate total - losses tend to highlight potential control weaknesses and are a tangible manifestation of how financial risk becomes financial loss to a bank. As such, special attention is extended to the loss experience of the area/ function to be risk rated. This risk attributes a relative measure of the loss experience compared to the corporate total.

Operational Risk

7.             Staff Qualifications - takes the relative need for experienced and qualified staff to perform the activities in the area and converts this need into a potential risk.  The assumption is that if a department or function requires staffing of highly qualified and technically competent employees that the risk increases that these employees will either not meet job expectations or possess the necessary qualifications.  Also reflects a higher sensitivity to turn-over and other staffing changes.

8.             Transaction Complexity - reflects the increasing relative probability that a mistake, error or exception for a more complex transaction will result in a substantial loss to the bank.  For instance the administration of a trust account is a more complex and therefore riskier transaction than a simple transaction like cashing a check.

9.             Automation Environment - assumes that functions or areas that are more highly automated require more supervision and technical expertise to monitor.  Due to these monitoring and expertise needs the probability to the bank that these activities are not performed satisfactorily increases and the operational risk of loss becomes more pronounced. Human error can also be amplified in an automated environment. For instance changing the interest rate of one bank control table (application parameter) can impact hundreds or thousands of loans.

10.       Timeliness of Transaction Processing - attempts to capture the relative importance of processing a transaction in a timely manner for different departments or areas (i.e. a wire transfer needs to be processed in one day while a loan may take several days or weeks from origination to booking). This risk attribute can be thought of as the inherent “turnaround” time of a department’s transaction. The smaller the window for turnaround the higher the risk that the transaction may not be processed in a timely manner.

11.       Customer Service - this risk factor tries to capture the distinction between having only internal customers (being a support department) and having external customers (being a line department).  There is more severe reputation risk for departments or functions that having ongoing external contact and customers.

Business Risk

12.       New Products/ Markets - reflects the difficulties and potential risks when a new product and/or service is added to the current product mix. Represents the fact that the control structure for the new product/ service is in its infancy and potential threats may not have been identified yet.  Entrance into a new market also represents a potential business risk that is considered in this risk attribute.

13.       Domestic Economic Risk - this risk factor represents the relative impact that the overall domestic economic situation including factors such as interest rate changes and monetary policy has on a particular department or function. For instance interest rate risk can impact the banks investment portfolio while monetary policy might influence reserve requirements.

Regulatory Risk

14.       Non-Compliance Risk - represents the risk of substantial non-compliance with State and Federal laws and regulations. Also any significant risk of non-conformance with GAAP and/ or other accounting standards is reflected in this risk factor. This risk factor receives the highest weighting possible due to the potential severe sanctions (monetary, reputation and regulatory oversight) associated with non-compliance with respect to laws, regulations and accounting standards.

Audit Plan

The nature, timing and extent of audit work are contingent upon the level of risk.  The Audit Committee will review and approve an annual audit plan identifying each functional area of the Company.  The Audit Plan establishes the scope, frequency and timing of audits based on the above risk assessment.

Based upon audit findings and risk levels, the Audit Committee may increase the frequency at their discretion.

The Audit Committee may adjust the Plan based on significant changes in the Company’s environment, structure, activities, risk exposures or systems.

PROXY

NORTHERN CALIFORNIA BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2005

The undersigned shareholder of Northern California Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Charles T. Chrietzberg, Jr. and Peter J. Coniglio, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the Company’s office located at 601 Munras Avenue, Monterey, California 93940, on Thursday, May 19, 2005 at 5:00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.                                       Election of Directors.  To elect the following five persons to the Board of Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are duly elected and have qualified:

Charles T. Chrietzberg, Jr.                                   Carla S. Hudson

Sandra G. Chrietzberg                                          John M. Lotz

Peter J. Coniglio

                                                AUTHORITY GIVEN ☐                                      AUTHORITY WITHHELD ☐

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

2.                                       Other Business.  To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “AUTHORITY GIVEN” ON PROPOSAL 1.  THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH WAS RECEIVED AFTER MARCH 16, 2005.  THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

	Dated:	,	2005
(Number of Shares)

(Please Print Your Name)	(Signature of Shareholder)

(Please Print Your Name)	(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates.  Executors, administrators, trustees, etc., should give their full titles.  All joint owners should sign.)

I DO ☐   DO NOT ☐  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS, AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.